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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Millstream Acquisition Corporation (a corporation in the development stage)
Wayne, Pennsylvania

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 9, 2003, relating to the financial statements of Millstream Acquisition Corporation (a corporation in the development stage), which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts in the Prospectus."

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Philadelphia, Pennsylvania
July 1, 2004

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  EXHIBIT 23.1